Exhibit 99.1

Dyadic and Serum Institute of India to Develop and Manufacture Globally Affordable and Accessible Antibody Products and Vaccines

PUNE, INDIA / JUPITER, FLORIDA / ACCESSWIRE / May 8, 2019 - Dyadic International, Inc. (“Dyadic”) (NASDAQ: DYAI), a global biotechnology company focused on further improving and applying its proprietary C1 gene expression platform to speed up the development, lower production costs and improve the performance of biologic vaccines, drugs and other biologic products, at flexible commercial scales, is pleased to announce a research and commercialization collaboration with Serum Institute of India Pvt., Ltd (“Serum”), one of the world's largest vaccine manufacturers, to develop and manufacture up to twelve antibodies and vaccines using Dyadic’s C1 gene expression platform. This important collaboration is focused on making biologic vaccines & drugs accessible and more affordable to patients worldwide while lowering the financial burden on the global healthcare system.

Under the terms of this collaboration, Serum anticipates applying Dyadic’s C1 technology to express up to twelve proteins - 8 MABs and 4 rVaccines and will undertake commercially best efforts to fully develop and commercialize the proteins expressed from Dyadic’s C1 technology. Dyadic has agreed to grant Serum the option to obtain an exclusive commercial sublicense for each of the twelve (12) proteins in return for certain research funding, milestone payments and royalties for 15 years from the date of the first commercial sale.

“We are very excited to collaborate with Serum as our philosophies are directly aligned. Our goal is to offer our C1 gene expression platform to biotech and pharmaceutical companies as well as renowned institutes and governmental agencies that are committed to reducing the cost of healthcare and saving lives. Serum is a Worldwide leading vaccine and drug development institution and we are excited by the science and results we believe we can achieve together”, said Mark Emalfarb, Dyadic’s CEO.

“Serum has a proven track record of more than 50 years of developing and delivering affordable vaccines and drugs globally and we are eager to incorporate Dyadic’s industrially proven C1 gene expression platform into our antibody and vaccine development and manufacturing programs” said Adar Poonawalla, CEO, Serum Institute of India. He further stated that “In recent years, monoclonal antibodies have emerged as preferred therapeutic candidates for the treatment of a multitude of disorders and diseases. These include a broad range of cancers, auto-immune diseases, microbial infections. Traditionally, antibody treatment is extremely costly and not widely affordable in the developed and developing worlds. We at Serum are committed to finding ways to speed the development, lower the cost and improve the performance of high quality, affordable antibodies and vaccines which have the potential to treat and prevent various diseases in India and across the globe. Dyadic’s C1 gene expression platform has the potential to help us deliver on our commitment to bring down the cost of biologics in order to make them more accessible and affordable to patients globally.”

“This collaboration will further demonstrate the potential of C1 to become a platform of choice for manufacturing protein-based biologics and vaccines because of its speed of development and low cost of goods.” said Matthew Jones, Dyadic’s CCO.

About Serum Institute

Serum Institute of India Pvt. Ltd. is the world's largest vaccine manufacturer by number of doses produced and sold globally (more than 1.3 billion doses) which includes Polio vaccine as well as Diphtheria, Tetanus, Pertussis, Hib, BCG, r-Hepatitis B, Measles, Mumps and Rubella vaccines. It is estimated that about 65% of the children in the world receive at least one vaccine manufactured by Serum Institute. Vaccines manufactured by Serum are accredited by the World Health Organization, Geneva and are being used in approximately 170 countries across the globe in their national immunization programs, saving millions of lives.

Serum is ranked as India's No.1 biotechnology company, manufacturing highly specialized lifesaving biologics like vaccines using cutting edge genetic and cell-based technologies, antisera and other medical specialties.

Exhibit 99.1

Serum was founded in 1966 by Dr. Cyrus Poonawalla with a mission of manufacturing life-saving immuno-biologics, which were in short supply in India and were being imported at extremely high prices. Thereafter, several life-saving biologics were manufactured by Serum with the result that the country became self-sufficient for Tetanus Anti-toxin and Anti-snake Venom serum, followed by the DTP (Diphtheria, Tetanus and Pertussis) group of Vaccines and then later with the MMR (Measles, Mumps and Rubella) group of vaccines.

The philanthropic philosophy of Serum continues with its work on newer vaccines such as Rotavirus vaccine, Meningitis A vaccine and other combination vaccines.

Learn more about Serum Institute of India at https://www.seruminstitute.com/

About Dyadic International, Inc.

Dyadic International, Inc. is a global biotechnology company which is developing what it believes will be a potentially significant biopharmaceutical gene expression platform based on the fungus Myceliophthora thermophila, named C1. The C1 microorganism, which enables the development and large scale manufacture of low cost proteins, has the potential to be further developed into a safe and efficient expression system that may help speed up the development, lower production costs and improve the performance of biologic vaccines and drugs at flexible commercial scales. Dyadic is using the C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of human and animal vaccines and drugs (such as virus like particles (VLPs) and antigens), monoclonal antibodies, Fab antibody fragments, Fc-Fusion proteins, biosimilars and/or biobetters, and other therapeutic proteins. Additionally, and more recently, Dyadic is also beginning to explore the use of its C1 technology and other technologies to conduct research, development and commercial activities for the development and manufacturing of Adeno-associated viral vectors (AAV), certain metabolites and other biologic products. Dyadic pursues research and development collaborations, licensing arrangements and other commercial opportunities with its partners and collaborators to leverage the value and benefits of these technologies in development and manufacture of biopharmaceuticals. In particular, as the aging population grows in developed and undeveloped countries, Dyadic believes the C1 technology may help bring biologic vaccines, drugs and other biologic products to market faster, in greater volumes, at lower cost, and with new properties to drug developers and manufacturers and, hopefully, improve access and cost to patients and the healthcare system, but most importantly save lives.

Please visit Dyadic’s website at www.dyadic.com for additional information, including details regarding Dyadic’s plans for its biopharmaceutical business.

Safe Harbor Regarding Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “look forward to,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. These forward-looking statements involve risks, uncertainties and other factors that could cause Dyadic’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Investors are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Dyadic expressly disclaims any intent or obligation to update or revise any forward-looking statements to reflect actual results, any changes in expectations or any change in events. Factors that could cause results to differ materially include, but are not limited to: (1) general economic, political and market conditions; (2) our ability to generate the required productivity, stability, purity, performance, cost, safety and other data necessary to carry out and implement our biopharmaceutical research and business plans and strategic initiatives; (3) our ability to retain and attract employees, consultants, directors and advisors; (4) our ability to implement and successfully carry out Dyadic’s and third parties research and development efforts; (5) our ability to obtain new license and research agreements; (6) our ability to maintain our existing access to, and/or expand access to third party contract research organizations in order to carry out our research projects for ourselves and third parties; (7) competitive pressures and reliance on key customers and collaborators; (8) the pharmaceutical and biotech industry, governmental regulatory and other agencies’ willingness to adopt, utilize and approve the use of the C1 gene expression platform; and (9) other factors discussed in Dyadic’s publicly available filings, including information set forth under the caption “Risk Factors” in our December 31, 2018 Annual Report filed

Exhibit 99.1

with the SEC on the Form 10-K on March 27, 2019. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.

Contact:

Dyadic International, Inc.
Mr. Mark Emalfarb, CEO
Phone: +1 (561) 743-8333
Email: memalfarb@dyadic.com

Contact:

Serum Institute of India Pvt. Ltd.
Mr. Adar C. Poonawalla, CEO
Phone: +91 20 2660 2501
Email: acp@seruminstitute.com